10.3

EXHIBIT F

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is executed as of November 11, 2008, by DEEP DOWN, INC., a Nevada corporation, ELECTROWAVE USA, INC., a Nevada corporation, FLOTATION TECHNOLOGIES, INC., a Maine corporation, MAKO TECHNOLOGIES, LLC, a Nevada limited liability company, and DEEP DOWN INC., a Delaware corporation (collectively, “Debtor), for the benefit of WHITNEY NATIONAL BANK, a national banking association (“Secured Party”).

RECITALS

A.           Debtor, as borrower, and Secured Party, as lender, have entered into that certain Credit Agreement dated of even date herewith (as amended, restated, or supplemented, the “Credit Agreement”), together with certain other Loan Documents.

B.           As a condition precedent to Secured Party’s agreement to enter into the Credit Agreement, Secured Party has required that Debtor execute and deliver this Agreement to secure Borrower’s obligations under the Credit Agreement and the other Loan Documents.

C.           The execution and delivery of this Agreement is an integral part of the transactions contemplated by the Loan Documents and a condition precedent to Secured Party’s obligations to extend credit or make loans under the Credit Agreement.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor covenants and agrees with Secured Party as follows:

1.    Certain Definitions.  Each capitalized term used but not defined in this Agreement has the meaning given that term in the Credit Agreement or in the UCC.  If a defined term in the Credit Agreement conflicts with the definition given that term in the UCC, the Credit Agreement definition shall control to the extent allowed by Law.  If the definition given a term in Chapter 9 (or Article 9) of the UCC conflicts with the definition given that term in any other chapter of the UCC, the Chapter 9 (or Article 9) definition shall control.  Terms used in this Agreement which are not capitalized but are defined in the UCC have the meanings given them in the UCC.  As used in this Agreement, the following terms have the meanings indicated:

“Agreement” means this Agreement together with all schedules and exhibits and all amendments, restatements and supplements.

“Collateral” is defined in Section 3 of this Agreement.

“Debtor” is defined in the preamble to this Agreement.

“Default” is defined in the Credit Agreement.

Exhibit F - Page 1

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Obligation” means the “Obligation” under and as defined in the Credit Agreement.

“Obligor” means a Person that, with respect to an obligation secured by a security interest in the Collateral, (a) owes payment or other performance on the obligation, (b) has provided property or other security or credit support other than the Collateral to secure payment or other performance of the obligation, or (c) is otherwise accountable in whole or in part for payment or other performance of the obligation.  The term does not include issuers or nominated persons under a letter of credit.

“Secured Party” is defined in the preamble to this Agreement.

“Security Interest” means the security interests granted and the transfers, pledges and assignments made under Section 3 of this Agreement.

“UCC” means (a) the Uniform Commercial Code, as adopted and in effect from time to time in the State of Texas, and (b) if the UCC provides that the law of another jurisdiction governs certain matters, then, in respect of such matters, the Uniform Commercial Code as adopted and in effect from time to time in such jurisdiction.

2.    Credit Agreement.  This Agreement is being executed and delivered pursuant to the terms and conditions of the Credit Agreement.  Each Security Interest granted under this Agreement is a “Lien” referred to in the Credit Agreement.

3.    Security Interest.  To secure the prompt, unconditional, and complete payment and performance of the Obligation when due, Debtor hereby pledges and assigns to Secured Party, and grants to Secured Party a continuing security interest in all of its right, title and interest in, to, and under the following, wherever located and whether now owned or hereafter acquired or created by Debtor (collectively, the “Collateral”): all personal and fixture property of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, accounts receivable, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, all software, fixtures, vehicles (whether or not subject to a certificate of title statute), leasehold improvements, and all general intangibles (including all payment intangibles and trademarks and patents).

4.    Collateral Security; No Assumption or Modification.  The Security Interest is given as security only.  Secured Party does not assume, and shall not be liable for, any of Debtor’s liabilities, duties or obligations under, or in connection with, the Collateral.  Secured Party’s acceptance of this Agreement, or its taking any action in connection with this Agreement, does not constitute Secured Party’s approval of the Collateral or Secured Party’s assumption of any liability, duty, or obligation under, or in connection with, the Collateral.  This Agreement does not affect or modify Debtor’s obligations with respect to the Collateral.

Exhibit F - Page 2

5.    Fraudulent Conveyance.  Notwithstanding anything contained in this Agreement to the contrary, Debtor agrees that if, but for the application of this Section 5, the Obligation or any Security Interest would constitute a preferential transfer under 11 U.S.C. § 547, a fraudulent conveyance under 11 U.S.C. § 548 (or any successor section of that Statute) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer law or similar Law in effect from time to time (each a “Fraudulent Conveyance”), then the Obligation and each affected Security Interest will be enforceable to the maximum extent possible without causing the Obligation or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section 5.

6.    Representations and Warranties.  Debtor represents and warrants to Secured Party that:

(a) Binding Obligation.  The Security Interest in the Collateral created by this Agreement (i) is a valid and binding obligation of Debtor in favor of Secured Party and is enforceable against Debtor, and (ii) will be duly perfected once the action required for perfection under applicable Law has been taken.  Once perfected, the Security Interest will constitute a first and prior lien on the Collateral, subject only to Permitted Liens.  The creation, attachment and perfection of the Security Interest do not require the consent of any third party.

(b) Place of Business; Location of Records.  Schedule 1 sets out the following information: (i) the exact name of Debtor, as such name appears in its organizational documents, (ii) any change in Debtor’s identity or legal structure within the past five years, (iii) all other names (including trade names) used by Debtor or any of its divisions or other business units in connection with the conduct of its business or ownership of its properties at any time in the past five years, together with the date of such change, (iv) Debtor’s federal taxpayer identification number, (v) Debtor’s principal place of business, (vi) the locations where Debtor maintains its inventory or equipment, (vii) all real property owned by Debtor, (viii) all real property leased by Debtor; and (ix) all intellectual property owned or licensed by Debtor.  The failure of the description of locations of Collateral on Schedule 1 to be accurate or complete will not impair the Security Interest in such Collateral.

(c) No Prior Lien.  Except for Permitted Liens, the Collateral is owned by Debtor free and clear of any Lien and Debtor has not executed any transfer, assignment, pledge or security interest covering the Collateral or any interest in the Collateral.

(d) No Defenses.  The amounts due Debtor under the Collateral are not subject to any material setoff, counterclaim, defense, allowance or adjustment (other than discounts for prompt payment shown on the invoice) or to any material dispute, objection or complaint by any account debtor or other Obligor.

(e) Existence and Ownership of Patents and Trademarks.  To the best of Debtor’s knowledge, Debtor has full right to use the material patents and trademarks and all patents and trademarks owned, controlled, or acquired by Debtor, or which Debtor has a right to use: (i) are subsisting and have not been adjudged or claimed to be invalid or unenforceable (either in whole or in part) and Debtor is not aware of any basis for such a claim, (ii) are valid and enforceable, (iii) are in the name of Debtor, (iv) are properly recorded and/or filed in the United States Patent and Trademark Offices, and (v) Debtor has taken all necessary steps to properly record or file ownership in the name of Debtor in the proper foreign filing offices (the “Foreign Filing Offices”) with respect to foreign patents and trademarks, as appropriate.  Debtor right, title and interest in the patents and trademarks is free and clear of any Liens, registered user agreements, or covenants by Debtor not to sue third Persons or licenses.

(f) Registration.  To the best of Debtor’s knowledge, Debtor has properly completed all required filings, payments, renewals and obligations in the United States Patent and Trademark Offices or the appropriate Foreign Filing Offices, as the case may be, to maintain material patents and trademarks as fully valid and enforceable.

Exhibit F - Page 3

(g) Third Party Rights.  No claim has been made that the ownership or use of any of the patents and trademarks, or the manufacture, use or sale of any product made in accordance therewith or service rendered thereunder, does or may violate the rights of any third Person, and Debtor has no knowledge of any third party rights which may be infringed or otherwise violated by the use of any of the patents and trademarks.

(h) Additional Collateral.  The delivery at any time by Debtor to Secured Party of Collateral or of additional specific descriptions of certain Collateral will constitute a representation and warranty by Debtor to Secured Party under this Agreement that the representations and warranties of this Section 6 are true and correct with respect to each item of such Collateral.

7. Covenants.  Debtor covenants and agrees with Secured Party that so long as Secured Party is committed to extend credit to Debtor under the Credit Agreement and thereafter until the Obligation is paid and performed in full and all commitments to extend credit under the Credit Agreement have terminated, Debtor shall:

(a) Relocation of Office or Books and Records; Change of Name or Address.  Give Secured Party at least 30 days prior written notice of (i) any proposed relocation of its place of business, (ii) any proposed relocation of the place where its books and records relating to accounts and general intangibles are kept, (iii) a change of its name or type of organizational structure, and (iv) any proposed relocation of any of the Collateral (other than with respect to goods in transit between facilities, temporary warehousing for up to 30 days, or sales of inventory in the ordinary course of business or the sale of other  Collateral to the extent permitted by the Credit Agreement) to a location other than those set out on Schedule 1.

(b) Material Change.  Promptly notify Secured Party in writing of any change in any material fact or circumstance represented or warranted by Debtor with respect to any of the Collateral.

(c) Record of Collateral.  Maintain at its principal place of business a current record of the location of all Collateral and permit Secured Party or its representatives to inspect and make copies from such records pursuant to the Credit Agreement and furnish to Secured Party, from time to time, such documents, lists, descriptions, certificates and other information necessary or helpful to keep Secured Party informed with respect to the identity, location, status, condition, terms of, parties to, and value of the Collateral.

(d) Adverse Claim.  Promptly notify Secured Party in writing of any claim, action or proceeding challenging the Security Interest or affecting title to all or any material portion of the Collateral or the Security Interest and, at Secured Party’s request, appear in and defend any such action or proceeding at Debtor’s reasonable expense.

(e) Hold Collateral In Trust.  Upon the occurrence and during the continuation of a Default, hold in trust (and not commingle with its other assets) for Secured Party all Collateral that is Chattel Paper, Instruments or Documents at any time received by it and promptly deliver same to Secured Party unless Secured Party at its option gives Debtor written permission to retain such Collateral.  Upon the occurrence and during the continuation of a Default, at Secured Party’s request, each contract, Chattel Paper, Instrument or Document so retained shall be marked to state that it is assigned to Secured Party and each instrument shall be endorsed to the order of Secured Party (but failure to so mark or endorse shall not impair the Security Interest).

Exhibit F - Page 4

(f) No Assignment.  Not sell, assign, or otherwise dispose of, or permit the sale, assignment or disposition of, any Collateral, except as permitted by the Credit Agreement.

(g) Maintain Collateral.  (i) Perform all of its obligations under or in connection with the Collateral in accordance with customary business practices, (ii) not amend, alter or modify, or permit the amendment, alteration or modification of, any material portion (individually or collectively) of the Collateral without Secured Party’s prior written consent, and (iii) not do or permit any act which would impair any material portion of the Collateral.

(h) Default Under Collateral.  Promptly notify Secured Party in writing of any default by Debtor or, to the Debtor’s knowledge, by any other party under or in connection with any material portion (individually or collectively) of the Collateral and immediately use commercially reasonable efforts to remedy the same or immediately demand that the same be remedied.

(i) Lock Box Account.  Upon the occurrence of a Default, Secured Party may request that Debtor direct that all accounts receivable be paid directly into a lock box account established with, or for the benefit of, Secured Party.

8. Authorization to File Financing Statements.  Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all assets of Debtor” or words of similar effect, regardless of whether any particular asset which comprises part of the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the UCC, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

9. Further Assurances.  To further the attachment, perfection and first priority of, and the ability of Secured Party to enforce Secured Party’s Security Interest in and lien upon the Collateral, and without limiting Debtor’s other obligations in this Agreement, Debtor agrees, in each case, upon Secured Party’s request and at Debtor’s expense, to take the following actions with respect to the following to the extent that such items are included within the definition of “Collateral:”

(a) Promissory Notes and Tangible Chattel Paper.  If Debtor at any time holds or acquires any promissory notes or tangible chattel paper, Debtor shall promptly endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time request.

(b) Deposit Accounts.  For each deposit account that Debtor currently has open or at any time opens or maintains, Debtor shall, at Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to Secured Party, either (i) cause the depositary bank to comply at any time with instructions from Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Debtor, or (ii) arrange for Secured Party to become the customer of the depositary bank with respect to the deposit account, with Debtor being permitted, only with the consent of Secured Party, to exercise rights to withdraw funds from such deposit account.  Secured Party agrees with Debtor that Secured Party shall not give any such instructions or withhold any withdrawal rights from Debtor, unless a Default exists, or would occur, if effect were given to any withdrawal not otherwise permitted by the Loan Documents.

Exhibit F - Page 5

(c) Investment Property.  If Debtor at any time holds or acquires any certificated securities comprising part of the Collateral, Debtor shall promptly endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify. If any Securities now or hereafter acquired by Debtor are uncertificated and are issued to Debtor or its nominee directly by the issuer thereof, Debtor shall immediately notify Secured Party thereof and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either (i) cause the issuer to agree to comply with instructions from Secured Party as to such securities, without further consent of Debtor or such nominee, or (ii) arrange for Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Debtor are held by Debtor or its nominee through a securities intermediary or commodity intermediary, Debtor shall immediately notify Secured Party thereof and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either (A) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Secured Party to such securities intermediary as to such Securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any Commodity Contract as directed by Secured Party to such commodity intermediary, in each case without further consent of Debtor or such nominee, or (B) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for Secured Party to become the entitlement holder with respect to such Investment Property, with Debtor being permitted, only with the consent of Secured Party, to exercise rights to withdraw or otherwise deal with such Investment Property.  Secured Party agrees with Debtor that Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by Debtor, unless a Default exists or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur.  The provisions of this Section shall not apply to any financial assets credited to a securities account for which Secured Party is the securities intermediary.

(d) Collateral in the Possession of a Bailee.  If any Collateral is at any time in the possession of a bailee, Debtor shall promptly notify Secured Party and, at Secured Party’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Secured Party, that the bailee holds such Collateral for the benefit of Secured Party, and that such bailee agrees to comply, without further consent of Debtor, with instructions from Secured Party as to such Collateral.  Secured Party agrees with Debtor that Secured Party shall not give any such instructions unless a Default exists or would occur after taking into account any action by Debtor with respect to the bailee.

Exhibit F - Page 6

(e) Electronic Chattel Paper and Transferable Records.  If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor shall promptly notify Secured Party thereof and, at the request and option of Secured Party, shall take such action as Secured Party may reasonably request to vest in Secured Party control, under Section 9.105 of the UCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  Secured Party agrees with Debtor that Secured Party will arrange, pursuant to procedures satisfactory to Secured Party and so long as such procedures will not result in Secured Party’s loss of control, for Debtor to make alterations to the electronic chattel paper or transferable record permitted under Section 9.105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless a Default exists or would occur after taking into account any action by Debtor with respect to such electronic chattel paper or transferable record.

(f) Letter-of-Credit Rights.  If Debtor is at any time a beneficiary under a letter of credit, Debtor shall promptly notify Secured Party thereof and, at the reasonable request and option of Secured Party, Debtor shall, pursuant to an agreement in Proper Form, either (i) arrange for the issuer and any confirmer or other nominated Person of such letter of credit to consent to an assignment to Secured Party of the proceeds of the letter of credit, or (ii) arrange for Secured Party to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of the letter to credit are to be applied to the Obligation.

(g) Other Actions as to Any and All Collateral.  Debtor further agrees, at the request and option of Secured Party, all to the extent applicable, to (i) take any and all other commercially reasonable actions Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of Secured Party to enforce, Secured Party’s Security Interest, and (ii) cooperate with Secured Party in identifying all of Debtor’s personal property assets and proper descriptions of such assets for the purpose of including such assets as part of the Collateral, including, without limitation (A) authenticating, executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required, (B) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, Secured Party’s security interest in such Collateral, (C) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, Secured Party’s security interest in such Collateral, (D) obtaining governmental and other third party waivers, consents and approvals in Proper Form, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral, (E) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to Secured Party, (F) taking all actions under the UCC or under any other Law, as reasonably determined by Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction, (G) providing Secured Party promptly upon its request with proper legal descriptions of, and all other information and documents pertaining to, Debtor’s interest in real property, deposit accounts, brokerage accounts, jewelry and all other personal property assets of Debtor, and (H) providing such other information and documents, and executing such other appropriate documents or instruments as Secured Party may reasonably request in order to give effect to this Agreement and the collateral security contemplated by this Agreement.

Exhibit F - Page 7

10. Default; Remedies. While a Default exists, subject to the terms and conditions of the Credit Agreement, Secured Party has the following cumulative rights and remedies under this Agreement:

(a) UCC Rights.  Secured Party may exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by this Agreement and the other Loan Documents, at law, in equity or otherwise, including, without limitation, (i) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (ii) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral, (iii) applying to the Obligation any cash held by Secured Party under this Agreement, (iv) reducing any claim to judgment, (v) exercising the rights of offset or banker’s lien against the interest of Debtor in and to every account and other property of Debtor in Secured Party’s possession to the extent of the full amount of the Obligation, (vi) foreclosing the Security Interest and any other liens Secured Party may have or otherwise realize upon any and all of the rights Secured Party may have in and to the Collateral, or any part thereof, and (vii) bringing suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any right granted to Secured Party in any of the Loan Documents.

(b) Notice.  Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind.  It is agreed that notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.  It shall not be necessary that the Collateral be at the location of the sale.

(c) Standards for Exercising Rights and Remedies.  To the extent that applicable Law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (i) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Obligors, directly or through the use of collection agencies and other collection specialists, (iv) to fail to remove liens or encumbrances on or any adverse claims against Collateral, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed reasonably appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral.  Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party's duties under the UCC or other Law of any relevant jurisdiction in Secured Party's exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limiting the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable Law in the absence of this Section.

Exhibit F - Page 8

(d) Debtor’s Lender.  Secured Party shall be deemed to be irrevocably appointed as Debtor’s agent and attorney-in-fact with all right and power to enforce all of Debtor’s rights and remedies under or in connection with the Collateral and this power is coupled with an interest.  All reasonable costs, expenses and liabilities incurred and all payments made by Secured Party as Debtor’s agent and attorney-in-fact, including, without limitation, reasonable attorney’s fees and expenses, shall be considered a loan by Secured Party to Debtor which shall be repayable on demand and shall accrue interest at the Default Rate and shall constitute part of the Obligation.

(e) Account Debtors and Obligors.  Secured Party may notify or require each account debtor or other Obligor to make payment directly to Secured Party and Secured Party may take control of the proceeds paid to Secured Party.  Until Secured Party elects to exercise these rights, Debtor is authorized to collect and enforce the Collateral and to retain and expend all payments made on Collateral.  After Secured Party elects to exercise these rights, Secured Party shall have the right in its own name or in the name of Debtor to (i) compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may reasonably determine, (ii) demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts due or to become due with respect to Collateral, (iii) take control of cash and other proceeds of any Collateral, (iv) endorse Debtor’s name on any notes, acceptances, checks, drafts, money orders or other evidences of payment on Collateral that may come into Secured Party’s possession, (v) sign Debtor’s name on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral, (vi) send requests for verification of obligations to any Obligor, and (vii) do all other acts and things reasonably necessary to carry out the intent of this Agreement.  If any Obligor or account party fails to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in Debtor’s name, to take such action as Secured Party reasonably shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists.  Regardless of any other provision of this Agreement, however, Secured Party shall not be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral except for its own fraud, gross negligence, or willful misconduct, nor shall it be under any duty to anyone except Debtor to account for funds that it shall actually receive under this Agreement.  A receipt given by Secured Party to any Obligor or account debtor shall be a full and complete release, discharge, and acquittance to such Obligor or account party, to the extent of any amount so paid to Secured Party.  Secured Party may apply or set off amounts paid and the deposits against any liability of Debtor to Secured Party.

Exhibit F - Page 9

(f) Sale.  Secured Party’s sale of less than all the Collateral shall not exhaust Secured Party’s rights under this Agreement and Secured Party is specifically empowered to make successive sales until all the Collateral is sold.  If the proceeds of a sale of less than all the Collateral shall be less than the Obligation, this Agreement and the Security Interest shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made.  In the event any sale under this Agreement is not completed or is, in Secured Party’s opinion, defective, such sale shall not exhaust Secured Party’s rights under this Agreement and Secured Party shall have the right to cause a subsequent sale or sales to be made.  Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this Agreement as to nonpayment of the Obligation, or as to the occurrence of any Default, or as to Secured Party’s having declared all of such Obligation to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited, subject, however, to manifest error.  Secured Party may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Secured Party.

(g) Existence of Default.  Regarding the existence of any Default for purposes of this Agreement, Debtor agrees that the Obligors or account debtors on any Collateral may rely upon written certification from Secured Party that such a Default exists and Debtor expressly agrees that Secured Party shall not be liable to Debtor for any claims, damages, costs, expenses or causes of action of any nature whatsoever in connection with, arising out of, or related to Secured Party’s exercise of any rights, powers or remedies under any Loan Document except for its own fraud, gross negligence, or willful misconduct.

(h) Application of Proceeds.  Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Section 10 in the following order (i) to the payment of all its reasonable expenses incurred in retaking, holding and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation), (ii) to repay Secured Party for amounts reasonably expended by Secured Party under Section 11,  (iii) to payment of the balance of the Obligation in the order and manner specified in the Credit Agreement, and (iv) to make any payments required under Sections 9.608(a)(1)(C) and 9.615(a)(3) of the UCC.  Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct.

11. Other Rights of Secured Party.

(a) Performance.  In the event Debtor fails to preserve the priority of the Security Interest in any of the Collateral or, upon the occurrence and during the continuance of a Default, otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may (but is not required to) prosecute or defend any suits in relation to the Collateral or take any other action which Debtor is required to take under the Loan Documents, but has failed to take.  Any sum which may be reasonably expended or paid by Secured Party under this Section 11(a) (including, without limitation, court costs and reasonable attorneys’ fees and expenses) shall bear interest from the date of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligation.

Exhibit F - Page 10

(b) Collateral in Secured Party’s Possession.  If, while a Default exists, any Collateral comes into Secured Party’s possession, Secured Party may use such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Secured Party in respect of such Collateral.  Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party’s request, the amount of all reasonable expenses incurred by Secured Party in connection with its custody and preservation of such Collateral, and all such expenses, costs, Taxes and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligation.  However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, except for Secured Party’s own fraud, gross negligence, or willful misconduct.  Secured Party shall have no liability for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.  With respect to Collateral that is in the possession of Secured Party, except for its own fraud, gross negligence, or willful misconduct Secured Party shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it actually collects or receives thereon.

(c) Subrogation.  If any of the proceeds of the Obligation are given in renewal or extension of, or are applied toward the payment of, indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the rights, titles, interests and Liens securing the indebtedness so renewed, extended or paid.

12. Miscellaneous.

(a) Term.  Upon full and final payment of the Obligation and final termination of Secured Party’s commitment to extend credit under the Credit Agreement without Secured Party having exercised its rights under this Agreement, this Agreement shall terminate; provided that, no Obligor or account debtor on any of the Collateral shall be obligated to inquire as to the termination of this Agreement, but shall be fully protected in making payment directly to Secured Party, which payment shall be promptly paid over to Debtor after termination of this Agreement and the complete and final payment of the Obligation.

(b) Actions Not Releases.  The Security Interest and Debtor’s obligations and Secured Party’s rights under this Agreement shall not be released, diminished, impaired or adversely affected by the occurrence of any one or more of the following events:  (i) the taking or accepting of any other security or assurance for any or all of the Obligation; (ii) any release, surrender, exchange, subordination or loss of any security or assurance at any time existing in connection with any or all of the Obligation; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without Debtor’s consent, except as required therein; (iv) the insolvency, bankruptcy or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation, whether now existing or hereafter occurring; (v) any renewal, extension or rearrangement of the payment of any or all of the Obligation, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance or compromise that may be granted or given by Secured Party to Debtor, in each case, except as required by the Loan Documents; (vi) any neglect, delay, omission, failure or refusal of Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty or instrument evidencing, securing or assuring the payment of all or any of the Obligation; (vii) any failure of Secured Party to notify Debtor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security under any other document or instrument, or of any other action taken or refrained from being taken by Secured Party against Debtor or any new agreement between Secured Party and Debtor, it being understood that, except as expressly required by the Credit Agreement or any other Loan Document, Secured Party shall not be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation, including, without limitation, notice of acceptance of this Agreement or any Collateral ever delivered to or for the account of Secured Party under this Agreement; (viii) the illegality, invalidity or unenforceability of all or any part of the Obligation against any third party obligated with respect thereto by reason of the fact that the Obligation, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligation, or any part thereof, is ultra vires, or the officers, partners or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party is required to refund such payment or pay the amount thereof to someone else.

Exhibit F - Page 11

(c) Waivers.  Except to the extent expressly otherwise provided in this Agreement or in other Loan Documents, Debtor waives (i) any right to require Secured Party to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Secured Party may have, (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, notice of acceleration, and notice of the intention to accelerate; and (iii) all rights of marshaling in respect of any and all of the Collateral.

(d) Parties Bound.  This Agreement shall be binding on Debtor and its successors and assigns and shall inure to the benefit of Secured Party and its successors and assigns.

(e) Assignment.  Debtor may not, without Secured Party’s prior written consent, assign any rights, duties or obligations under this Agreement, except as permitted by the Credit Agreement.  In the event of an assignment of all or part of the Obligation permitted by the Credit Agreement, the Security Interest and other rights and benefits under this Agreement, to the extent applicable to the part of the Obligation so assigned, may be transferred with the Obligation.

(f) Notice.  Any notice or communication required or permitted under this Agreement must be given as prescribed in the Credit Agreement.

(g) Amendments.  This Agreement may only be amended by a writing executed by Debtor and Secured Party.

(h) Multiple Counterparts and Facsimile Signatures.  This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Agreement may be transmitted and signed by facsimile and portable document format (PDF).  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on Debtor, Secured Party, and the Lender.  Secured Party may also require that any such documents and signatures be confirmed by a manually-signed original; provided that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.

13. Waiver of Jury Trial.  Debtor and Secured Party irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any claim.  This provision is a material inducement for the parties entering into this Agreement.

14. Governing Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MUST BE CONSTRUED, AND THEIR PERFORMANCE ENFORCED, UNDER TEXAS LAW WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

[Signatures appear on the following pages.]

Exhibit F - Page 12

EXECUTED as of the date set forth in the preamble.

DEBTOR:

DEEP DOWN, INC., a Nevada corporation

By:	/s/ Eugene L. Butler
Eugene L. Butler
Chief Financial Officer

ELECTROWAVE USA, INC., a Nevada corporation

By:	/s/ Eugene L. Butler
Eugene L. Butler
Chief Financial Officer

FLOTATION TECHNOLOGIES, INC., a Maine corporation

By:	/s/ Eugene L. Butler
Eugene L. Butler
Chief Financial Officer

MAKO TECHNOLOGIES, LLC, a Nevada limited liability company

By:	/s/ Eugene L. Butler
Eugene L. Butler
Chief Financial Officer

DEEP DOWN INC., a Delaware corporation

By:	/s/ Eugene L. Butler
Eugene L. Butler
Chief Financial Officer

Exhibit F - Page 13

SECURED PARTY:

WHITNEY NATIONAL BANK, a national banking association

By:	/s/ Paul W. Cole
Paul W. Cole
Vice President

Attachments:

Schedule 1 – Information

Exhibit F - Page 14